CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the use in the Current Report on Form 8-K/A Amendment No.2 of eAutoclaims.com, Inc. dated May 20, 2001 of our Auditors' Opinion dated August 13, 1999, with respect to the financial statements of Premier Express Claims, Inc. for the period October 14, 1998 (date of inception) to June 30, 1999.


/s/ McGladrey & Pullen, LLP
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Certified Public Accountants
Charlotte, North Carolina
May 20, 2001